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                        [PLANTE & MORAN LLP LETTERHEAD]




                                  EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Citizens First Bancorp, Inc. on Form S-8 of our report dated May 17, 2002 appearing in the Annual Report on Form 10-K of Citizens First Bancorp, Inc. for the year ended March 31, 2002, and to the reference to us under the heading "Experts" in this Registration Statement.


PLANTE & MORAN, LLP


/S/Plante & Moran LLP
------------------------


Auburn Hills, Michigan
August 13,2002